UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive additional materials.

☐ Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

SUPPLEMENT TO PROXY STATEMENT

FOR VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 11, 2020

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your proxy card or, if the Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

On November 9, 2020, Contango ORE, Inc., a Delaware corporation (“we”, or the “Company”), filed with the Securities and Exchange Commission its Definitive Proxy Statement (the “Original Proxy Statement”) relating to the annual meeting of stockholders, to be held virtually on Friday, December 11, 2020 at 10:30 a.m., Central Time (the “Annual Meeting”), and at any adjournments and postponements of the Annual Meeting. This supplement to the Original Proxy Statement (this “Supplement”) is being furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of the Company as of the Record Date, in connection with the solicitation of proxies by our board of directors for the Annual Meeting, and at any adjournments and postponements of the Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Original Proxy Statement.

The purpose of this Supplement is to clarify the vote required for Proposal 3. Proposal 3 relates to an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 45,000,000 shares and the total number of authorized shares of capital stock from 45,000,000 to 60,000,000 shares. Disclosure on pages 10 and 21 of the Original Proxy Statement provided that Proposal 3 requires the vote of the majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting. This Supplement amends such disclosure to clarify that to approve Proposal 3, an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required. Such standard is consistent with the vote requirement contained in the form of Certificate of Amendment filed as Appendix A to the Original Proxy Statement, which states that the Certificate of Amendment was adopted in accordance with Section 242 of the Delaware General Corporation Law, which requires the affirmative vote of a majority of the outstanding shares of stock entitled to vote to approve the amendment.

Except as described in this Supplement, none of the items or information presented in the Original Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your decisions with respect to voting on all of the proposals that are being presented to our stockholders for vote at the Annual Meeting. Additional information is included in the Original Proxy Statement, which was mailed to our stockholders on or about November 11, 2020. We encourage you to carefully read this Supplement together with the Original Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you would like to change a previously-voted proxy vote, you may revoke your proxy by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date or by voting your shares at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on December 11, 2020

Via Live Webcast at http://www.meetingcenter.io/274138189 (Password: CTGO2020)

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report at http://www.contangoore.com

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